Exhibit 10.8
FIRST AMENDMENT OF THE
OLD NATIONAL BANCORP

DIRECTORS DEFERRED COMPENSATION PLAN
(As Amended and Restated Generally Effective as of January 1, 2020)
WHEREAS, Old National Bancorp (the “Corporation”) maintains the Old National Bancorp Directors Deferred Compensation Plan (As Amended and Restated Generally Effective as of January 1, 2020) (the “Plan”);
WHEREAS, pursuant to the authority contained in Article X of the Plan, the Corporation reserved the right to amend the Plan;
WHEREAS, the Board has delegated authority to amend the Plan to the Talent Development and Compensation Committee (the “Committee”) pursuant to the Talent Development and Compensation Committee Charter (the “Charter”); and
WHEREAS, the Corporation now wishes to amend the Plan to reflect that a grantor trust may be established by the Company to fund contribution credits that accrue under the Plan.
NOW, THEREFORE, pursuant to the power reserved to the Corporation under Article X of the Plan and delegated to the Committee under the Charter, the Plan is hereby amended, effective September 1, 2022, unless otherwise specified herein, in the following particulars:
1.The definition of “Committee” at Section 2.01(k) of the Plan is deleted in its entirety and replaced with the following:
“(k)    “Committee” means the Talent Development and Compensation Committee of the Board”
2.The definition of “Index Fund” at Section 2.01(aa) of the Plan is deleted in its entirety and replaced with the following:
“(aa)    “Index Fund” means the hypothetical investment fund or funds under which the Investment Credits are determined pursuant to Section 6.04(b).”
3.The following new Section 8.05 is hereby added to the Plan to read as follows:
“8.05    Nonqualified Retirement Trust.    The Company may establish a grantor trust in connection with the Plan for the purpose of assisting the Company in the administration and payment of amounts under the Plan. If such a trust is established, the Company shall determine and transfer assets, in its sole discretion, as are necessary to provide, on a present value basis, for its future liabilities created with respect to the Plan. The provisions of the trust, if any, shall govern the rights of the Company, Participants, beneficiaries and creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.”

IN WITNESS WHEREOF, the Corporation caused this First Amendment to be executed on its behalf this 16th day of August 2022, but effective as provided herein.

OLD NATIONAL BANCORP

By:    /s/ Nicholas J. Chulos
Nicholas J. Chulos, Chief Legal Officer and Corporate Secretary